UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2005

                         VioQuest Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

         Minnesota                      000-16686                58-1486040
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)

                           7 Deer Park Drive, Suite E
                           Monmouth Junction, NJ 08852
                    (Address of principal executive offices)

                                 (732) 274-0399
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      As announced on January 13, 2005, Michael Cannarsa, Ph.D. was appointed Vice President - Business Development of Chiral Quest, Inc., the wholly-owned and sole operating subsidiary of VioQuest Pharmaceuticals, Inc. (collectively, the "Company"). The appointment was effective as of January 3, 2005. Prior to joining the Company, Dr. Cannarsa was President and VP of Business Development of Chemi Pharma since July 2003. From January 2001 to June 2003, Dr. Cannarsa was Director of Business Development at Synthetech, Inc. From September 1999 to November 2001, Dr. Cannarsa served as Vice President of Fine Chemicals at Symyx. He holds a Ph.D. from Cornell University with a concentration in Physical Organic Chemistry, and a BS in Chemistry from Georgetown University.

      Although the Company and Dr. Cannarsa have not entered into a written employment agreement concerning his employment with the Company, Dr. Cannarsa received a signing bonus of $5,000 and will be entitled to an initial annual base salary of $160,000. He is also eligible to receive an annual target bonus of up to 30% of his base salary based upon combined personal and Company performance. Subject to approval of the Company's board of directors, Dr. Cannarsa is also entitled to receive an option to purchase 175,000 shares of common stock of VioQuest Pharmaceuticals. Dr. Cannarsa is also entitled to periodic incentive bonuses upon the achievement of certain milestones, as follows:

      (i) A one time payment of $25,000 upon the completion of the first two consecutive fiscal quarters in which the Company has gross revenue in excess of $2,000,000;

      (ii) A one time payment of $50,000 upon the completion of the first two consecutive fiscal quarters in which the Company has gross revenue in excess of $3,000,000;

      (iii) For each fiscal quarter in which the Company has gross revenue in excess of $3,000,000 (following the first two consecutive fiscal quarters described in (ii) above), Dr. Cannarsa is entitled to an additional payment of $10,000 ;

      (iv) A one time payment of $50,000 upon the completion of the first two consecutive fiscal quarters in which the Company has gross revenue in excess of $5,000,000, in addition to the payments payable under clause (iii) above;

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIOQUEST PHARMACEUTICALS, INC.


Date: January 13, 2005                  By: /s/ Brian Lenz
                                           -------------------------------------
                                           Brian Lenz
                                           Chief Financial Officer